UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2004

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization) 2399 26th Avenue North, St. Petersburg, Florida (Address of principal executive offices)	(IRS Employer Identification No.) 33713 (Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events and Required FD Disclosure.

Attached as an exhibit is the Company’s press release regarding

Mr. Clark’s confirmation that he is not selling shares.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

September 14, 2004

FLANDERS CORPORATION

By:  /s/

Steven K. Clark

Steven K. Clark

Vice-President of Finance/Chief Financial

Officer/Chief Operating Officer and Director

EXHIBIT INDEX

99.1	Press release regarding Mr. Clark’s confirmation that he is not selling shares.

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE – Flanders Corporation (Nasdaq:  FLDR)

Mr. Clark, our CFO/COO has confirmed that he has no present intent to sell Flanders shares.  On August 27, 2004, Mr. Clark filed a Form 4 relating to the issuance of options to acquire common shares with a market exercise price.  These options were issued under the Flanders stock option plan as a normal part of Mr. Clark’s overall compensation package which was approved by the Compensation Committee. The Form 4 was inadvertently filed with a Edgar Form 144 header.  Some parties have incorrectly construed this filing as a notification by Mr. Clark that he intends to sell Flanders shares.  This press release is being issued to correct any misunderstandings or incorrect misperception that Mr. Clark presently intends to exercise these options and sell the underlying or any other Flanders shares in the open market due to the inadvertent Edgar heading on the Form 4.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Steven Clark at (727) 822-4411.